EXHIBIT 10.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of February 13, 2012 (the “Effective Date”), among THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a corporation duly organized and existing under the laws of the State of Missouri (the “Company”), KANSAS CITY SOUTHERN (the “Parent”), and GATEWAY EASTERN RAILWAY COMPANY, PABTEX, INC., (the successor by merger to each of PABTEX GP, LLC, PABTEX I, L.P. and SIS BULK HOLDING, INC.), SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., and TRANS-SERVE, INC. (together with the Parent, the “Note Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Note Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of May 30, 2008, providing for the issuance of 8.0% Senior Notes due 2015 (the “Notes”);

WHEREAS, $275,000,000 in aggregate principal amount of Notes are outstanding as of the date of this First Supplemental Indenture;

WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of at least a majority in principal amount of Notes then outstanding, the Company, the Note Guarantors and the Trustee may amend the Indenture;

WHEREAS, pursuant to an Offer to Purchase and Related Solicitation of Consents dated January 25, 2012 (the “Offer to Purchase”), the Company offered to purchase (the “Tender Offer”) all outstanding Notes and solicited consents to the amendments to the Indenture and the Notes described herein (the “Amendments”);

WHEREAS, Holders of a majority in principal amount of the Notes outstanding have consented to the Amendments by tendering and not withdrawing their Notes and by delivering the related consents pursuant to the terms of the Offer to Purchase, as evidenced by a certificate of D.F. King & Co., Inc. of even date hereof;

WHEREAS, the Company, the Note Guarantors and the Trustee are entering into this First Supplemental Indenture in order to set forth the Amendments; and

WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, the Note Guarantors and the Trustee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
AMENDMENT OF THE INDENTURE

1.01. Amendments to the Indenture. Effective as of the Effective Date, the Indenture is amended as set forth herein.

(a) SECTION 1.01 of the Indenture is hereby amended to delete the following definitions in their entirety:

Additional Assets	Net Available Cash
Asset Disposition	Net Cash Proceeds
Attributable Debt	Permitted Business
Capitalized Lease Obligations	Permitted Investment
Change of Control	Permitted Liens
Consolidated Coverage Ratio	Purchase Money Indebtedness
Consolidated Current Liabilities	Rating Agency
Consolidated Interest Expense	Refinancing Indebtedness
Consolidated Net Income	Sale/Leaseback Transaction
Consolidated Net Tangible Assets	Secured Indebtedness
Disqualified Stock	Secured Indebtedness Leverage Ratio
EBITDA	Securities Act
Equity Offering	Senior Indebtedness
Excluded Contributions	Stock Purchase Loans
Interest Rate Agreement	Subordinated Obligation
Investment Grade Rating	Temporary Cash Investments

(b) Each of the following Sections of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”:

Section 4.03 Limitation on Indebtedness.

Section 4.04 Limitation on Restricted Payments.

Section 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

Section 4.06 Limitation on Sales of Assets and Capital Stock.

Section 4.07 Limitation on Transactions with Affiliates.

Section 4.08 Change of Control.

Section 4.10 Future Note Guarantors.

Section 4.13 Limitation on Liens.

Section 4.14 Limitation of Sale/Leaseback Transactions.

Section 4.15 Covenant Termination.

(c) SECTION 4.09 of the Indenture is hereby deleted in its entirety and replaced with the following:

“SECTION 4.09 Compliance Certificate. The Company shall comply with Section 314(a)(4) of the TIA to the extent applicable.”

(d) SECTION 5.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Section 5.01 When Company May Merge or Transfer Assets. (a) Neither the Company nor any Note Guarantor will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Note Guarantor, a corporation, partnership or limited liability company organized and existing under the laws of the jurisdiction under which such Note Guarantor was organized) and the Successor Company (if not the Company or a Note Guarantor) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or such Note Guarantor, as the case may be, under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Parent or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Parent or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(iii) the Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of the Company or Note Guarantor, as the case may be, under the Indenture, but the predecessor in the case of a conveyance, transfer or lease of all or substantially all of its assets will not be released from the obligation to pay the principal of and interest on the Securities.

(b) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Note Guarantor; (ii) any Restricted Subsidiary that is not a Note Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary that is not a Note Guarantor; and (iii) the Parent or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent or the Company, as the case may be, in another jurisdiction to realize tax or other benefits.”

(e) SECTION 6.01(c) of the Indenture is hereby deleted in its entirety and replaced with the following:

“the Parent or any Restricted Subsidiary fails to comply with Section 5.01;”

(f) SECTION 6.01(d) is hereby deleted in its entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”.

(g) The penultimate paragraph in SECTION 6.01 is hereby deleted in its entirety and replaced with the following:

“A default under clause (i) will not constitute an Event of Default until the Trustee notifies the Company or the holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Note Guarantor, as applicable, does not cure such Default within the time specified in clause (i) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.”

(h) SECTION 6.12 of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”.

(i) SECTIONS 8.02(a)(iii), (vi) and (vii) of the Indenture are hereby deleted in their entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”.

(j) SECTION 9.04 of the Indenture is hereby deleted in its entirety and replaced with the following:

“SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.”

(k) SECTION 10.02(b) of the Indenture is hereby deleted in its entirety and replaced with the following:

“A Note Guarantee of any Restricted Subsidiary which is a Note Guarantor shall be released and terminated (i) upon the sale (including by means of a merger) of all of the Capital Stock of such Note Guarantor made in compliance with the terms of this Indenture and (2) upon any release and termination of the Guarantee of the Indebtedness outstanding under the Credit Agreement (other than by reason of repayment and satisfaction of all of the Indebtedness outstanding under the Credit Agreement). At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).”

(l) SECTION 10.06 of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”.

(m) The first clause of SECTION 11.05 is hereby deleted in its entirety and replaced with the following:

“Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:”

ARTICLE 2
MISCELLANEOUS

2.01. Ratification of Indenture, Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Company, the Note Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby, and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company, the Note Guarantors and the Trustee, and the Holders of the Notes shall thereafter be determined, exercised and enforced thereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of this First Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture and the Notes theretofore issued for any and all purposes.

2.02. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

2.03. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

2.04. Severability Clause. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.05. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.06. Definitions, Effect of Headings. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. The section headings herein are for convenience only and shall not effect the construction thereof.

2.07. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall become effective upon execution hereof by all parties hereto. All of the provisions of this First Supplemental Indenture other than Article I hereof will become operative on, and simultaneously with, the time that this First Supplemental Indenture becomes effective. Article I of this First Supplemental Indenture will become operative upon, and simultaneously with, and shall have no force or effect prior to the acceptance by the Company for purchase the (the “Acceptance Date”) of at least a majority in principal amount of Notes then outstanding pursuant to the Tender Offer.

2.08. Termination. Prior to the Acceptance Date, the Company may terminate this First Supplemental Indenture upon written notice to the Trustee.

2.09. Successors. All agreements of the Company and each Note Guarantor in this First Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

2.10. Trust Indenture Act Controls. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in the Indenture or this First Supplemental Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By /s/ Michael W. Cline

Name: Michael W. Cline
Title: VP-Finance & Treasurer

KANSAS CITY SOUTHERN

By /s/ Michael W. Cline

Name: Michael W. Cline
Title: VP-Finance & Treasurer

GATEWAY EASTERN RAILWAY COMPANY

By /s/ Michael W. Cline

Name: Michael W. Cline
Title: VP & Treasurer

PABTEX , INC
By	/s/ William J. Wochner

Name: William J. Wochner
Title: Vice President

SOUTHERN DEVELOPMENT COMPANY
By	/s/ William J. Wochner

Name: William J. Wochner
Title: Vice President

SOUTHERN INDUSTRIAL SERVICES, INC.
By	/s/ William J. Wochner

Name: William J. Wochner
Title: Vice President

TRANS-SERVE, INC.
By	/s/ Michael W. Cline

Name: Michael W. Cline
Title: Vice President & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By /s/Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President